Exhibit 10.23



                       TRANSFER AND SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

                           BASELINE ACQUISITIONS CORP.

                                 BASELINE, INC.

                              HOLLYWOOD MEDIA CORP.

                                       AND

                        FOUNTAINHEAD MEDIA SERVICES, INC.

                          Dated as of January 14, 2002


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                                TABLE OF CONTENTS



                                                                            Page

Article I             CONTRIBUTION AND TRANSFER OF ASSETS.....................1

         Section 1.1.        FMS Assets to be Contributed.....................1

         Section 1.2.        FMS Excluded Assets..............................2

         Section 1.3.        FMS Assumed and Excluded Liabilities.............3

         Section 1.4         HOLL Property to be Contributed..................3


Article II            CONSIDERATION...........................................3

         Section 2.1.        Amount and Form of Consideration.................3

         Section 2.2.        Single Transaction...............................4

Article III           REPRESENTATIONS AND WARRANTIES OF FMS...................4

         Section 3.1.        Organization.....................................4

         Section 3.2.        Authorization of Agreement.......................4

         Section 3.3.        Consents and Approvals; No Violation.............5

         Section 3.4.        Title to Assets..................................5

         Section 3.5.        No Undisclosed Liabilities.......................5

         Section 3.6.        Results of Operations; Subscriptions.............5

         Section 3.7.        Litigation, etc..................................6

         Section 3.8.        Compliance with Law..............................6

         Section 3.9.        Employment Agreements............................6

         Section 3.10.       Certain Agreements...............................6

         Section 3.11.       Real Property....................................7

         Section 3.12.       Intangible Property..............................7

         Section 3.13.       Taxes............................................8

         Section 3.14.       Permits.........................................10

         Section 3.15.       Related Parties; Related Party Transactions.....10

         Section 3.16.       Options.........................................10

         Section 3.17.       Investor Representations........................10

         Section 3.18.       Exemption From Registration.....................10

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         Section 3.19.       Knowledge and Information.......................11

         Section 3.20.       Brokers.........................................11

Article IV            REPRESENTATIONS AND WARRANTIES OF HOLL.................11

         Section 4.1.        Organization....................................11

         Section 4.2.        Authorization of Agreement......................11

         Section 4.3.        Consents and Approvals; No Violations...........12

         Section 4.4.        Litigation......................................12

         Section 4.5.        Capital Stock...................................12

         Section 4.6.        Valid Issuance of Securities....................13

         Section 4.7         Compliance with Law.............................13

         Section 4.8         SEC Documents...................................13

         Section 4.9         Financial Statements............................14

         Section 4.10        Contracts.......................................14

         Section 4.11        Intellectual Property...........................14

         Section 4.12        Title To Property and Assets....................14

         Section 4.13        Employees.......................................14

         Section 4.14        Employee Benefit Plan...........................15

         Section 4.15        Taxes...........................................15

         Section 4.16        Permits.........................................15

         Section 4.17        Related Parties; Related Party Transactions.....15

         Section 4.18        Brokers.........................................15

Article V             COVENANTS OF FMS.......................................15

         Section 5.1.        Access to Information...........................15

         Section 5.2.        Exclusivity.....................................16

         Section 5.3.        Conduct of Business.............................17

         Section 5.4.        Public Announcements............................17

         Section 5.5.        No Breach of Representations and Warranties.....17

         Section 5.6.        Updating Information............................17

         Section 5.7.        Consents........................................18

         Section 5.8         Further Actions.................................18

Article VI            COVENANTS OF HOLL, BASELINE AND NEWCO..................18

         Section 6.1.        No Breach of Representations and Warranties.....18

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         Section 6.2.        Consents and Conditions.........................18

         Section 6.3.        Updating Information............................18

         Section 6.4         Further Actions.................................18

Article VII           CONDITIONS PRECEDENT TO HOLL's, BASELINE AND
                        NEWCO'S OBLIGATIONS..................................18

         Section 7.1.        Conditions......................................18

Article VIII          CONDITIONS PRECEDENT TO FMS'S OBLIGATIONS..............20

         Section 8.1.        Conditions......................................20

Article IX            THE CLOSING............................................21

         Section 9.1.        Closing Date....................................21

         Section 9.2.        Proceedings at the Closing......................21

         Section 9.3.        Deliveries by FMS to Newco......................22

         Section 9.4.        Deliveries by HOLL and Newco to FMS.............21

         Section 9.5         Deliveries by HOLL to Newco.....................22

         Section 9.6         Deliveries by Newco to Holl ....................23

ARTICLE X             SHAREHOLDER AND OTHER AGREEMENTS ......................23
         Section 10.1        Conversion Rights...............................23

         Section 10.2        Distribution of Operating Profits...............24

         Section 10.3        Use of Baseline Data............................24

         Section 10.4        Change of Control Conversion Rights.............24

         Section 10.5        Termination Without Cause Conversion Rights.....25

         Section 10.6        FMS's Right to Nominate Director of Baseline....26

         Section 10.7        Termination.....................................26

Article XI            ADDITIONAL POST-CLOSING COVENANTS......................26

         Section 11.1.       Further Assurances by FMS.......................26

         Section 11.2.       Preservation of Corporate Records...............27

         Section 11.3.       Confidentiality.................................27

Article XIi           INDEMNIFICATION........................................27

         Section 12.1.       Indemnification.................................27

         Section 12.2.       Procedures for Indemnification..................29

Article XIIi          TERMINATION............................................30

         Section 13.1.       Termination.....................................30

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         Section 13.2.       Liabilities After Termination...................30

Article XIv           MISCELLANEOUS..........................................31

         Section 14.1.       Survival of Representations and Warranties......31

         Section 14.2.       Entire Agreement................................31

         Section 14.3.       Governing Law; Construction.....................31

         Section 14.4.       Transfer Taxes..................................31

         Section 14.5.       Expenses........................................31

         Section 14.6.       Notices.........................................31

         Section 14.7.       Severability....................................32

         Section 14.8.       Binding Effect; No Assignment...................33

         Section 14.9.       Amendments......................................33

         Section 14.10.      Counterparts....................................33

                                       iv


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                                    SCHEDULES

1.1(a) (i)        Assigned Contracts

1.1(a)(iv)        Fixed Assets

1.2               Excluded Assets

3.1               Shareholders

3.5               Liabilities

3.7               Litigation, etc.

3.9               Employment Agreements

3.10              Certain Agreements

3.11(b)           Real Property

3.12              Intangible Property

3.13              Taxes

3.14              Permits

3.15              Options

4.12              Title to Property and Assets

4.14              Employee Benefit Plans


                                       v


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                                    EXHIBITS

Exhibit A         Stock Purchase Agreement

Exhibit B         Form of Secured Promissory Note

Exhibit C         Form of Pledge Agreement

Exhibit D         Form of Bill of Sale and Assignment and Assumption Agreement

Exhibit E         Form of Management Services Agreement

Exhibit F         Forms of Employment Agreements


                                       vi



                       TRANSFER AND SHAREHOLDERS AGREEMENT


         This TRANSFER AND SHAREHOLDERS AGREEMENT (this "Agreement"), is dated as of January 14, 2002, by and among Baseline Acquisitions Corp., a Delaware corporation ("Newco"), Baseline, Inc., a Delaware corporation ("Baseline"), Hollywood Media Corp., a Florida corporation ("HOLL") and Fountainhead Media Services, Inc., a California corporation ("FMS").

                              W I T N E S S E T H :

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, HOLL shall contribute, assign and transfer to Newco one hundred percent of the outstanding capital stock of Baseline (the "Baseline Stock") and Newco desires to accept and acquire from HOLL, all of HOLL's right, title and interest in the Baseline Stock;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, FMS desires to contribute, assign and transfer to Newco, and Newco desires to accept and acquire from FMS, all of FMS' right, title and interest in the Assets (as defined herein);

         WHEREAS, each of the parties intends that the foregoing exchange collectively constitute a single transaction governed by Section 351 of the Code (as defined herein); and

         WHEREAS, concurrently herewith FMS and HOLL have executed and delivered a stock purchase agreement in the form attached hereto as Exhibit A (the "Stock Purchase Agreement") pursuant to which FMS is purchasing 300 shares of common stock (the "Purchased Stock") constituting ten percent (10%) of the issued and outstanding capital stock of Newco from HOLL for a promissory note in the principal amount of $2,000,000 in the form attached hereto as Exhibit B (the "Promissory Note") secured by certain pledged collateral as set forth in the Pledge Agreement in the form attached hereto as Exhibit C (the "Pledge Agreement").

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       CONTRIBUTION AND TRANSFER OF ASSETS

Section 1.1.      FMS Assets to be Contributed.
                  ----------------------------

         (a) Upon the terms and subject to the conditions hereinafter set forth, FMS shall contribute, assign, transfer, convey and deliver to Newco, and Newco shall acquire and accept from FMS (the "Transaction"), free and clear of all Liens (as defined in Section 1.1(b) below), all right, title and interest of FMS in, to and under all of the assets, properties, rights, contracts, claims, operations and business of FMS (collectively, the "Assets") (but excluding the Excluded Assets, as defined in Section 1.2 below), whether or not appearing on the books of FMS, including, without limitation, the following:



                  (i) all contracts and agreements to which FMS is a party related to the submission or licensing of data, all of which contracts and other agreements referred to in this clause (i) (collectively, the "Assigned Contracts") are listed on Schedule 1.1(a) (i) hereto;

                  (ii) the website currently located at www.filmtracker.com and all hardware, software, databases and other property related to the operation of the website;

                  (iii) all customers and subscribers to the FilmTracker website and all accounts receivable related to those customers and subscribers;

                  (iv) all of the furniture, supplies, computers, monitors, servers, office equipment, fixtures and other fixed assets owned by FMS, including those listed on Schedule 1.1(a)(iv) and certain assets leased by FMS as specifically set forth on Schedule 1.1(a)(iv) (the "Fixed Assets");

               (v) the Intangible Property (as defined in Section 3.12 below);

                  (vi) all papers, databases, computer programs, disks, software, and other books, records, documents and materials owned by FMS (the "Books and Records");

                  (vii) all assets of FMS (other than Excluded Assets) as to which Newco assumes any liability;

                  (viii) all rights of FMS under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with any of the foregoing Assets; and

                  (ix) all goodwill relating to the foregoing Assets.

            (b) For the purposes of this Agreement, "Lien" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, or encumbrance.

         Section 1.2. FMS Excluded Assets. Notwithstanding anything in Section
1.1 to the contrary, the parties hereto expressly agree that FMS is not hereunder contributing, assigning, transferring, conveying or delivering to Newco, and Newco is not acquiring or accepting, the following assets, rights and properties (collectively, the "Excluded Assets"):

                  (i) any cash, bank deposits or similar cash items of FMS;

                  (ii) any insurance policies, bonds, letters of credit or other similar items, or any cash surrender value in regard thereto;

                  (iii) any claim, right or interest in or to any refund for federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods on or

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



         prior to the Closing Date (as defined in Section 9.1 below) and any interest (or similar amount) thereon;

                        (iv) any of FMS' corporate books and records of internal
            proceedings or tax records, and any books and records that FMS is required by law to retain (the "Corporate Records"), but Newco shall have access to the same to the extent permitted by Section 11.2 below;

                        (v) any employment, consulting or similar agreement;

                        (vi) any lease for personal or real property or any
            hosting or co-location agreement other than as set forth in Schedule 1.1(a)(iv); and

                        (vii) the contracts and other agreements listed on
            Schedule 1.2.

         Section 1.3. FMS Assumed and Excluded Liabilities.

            (a) Newco shall not assume or be bound by any obligations, liabilities (including without limitation, liabilities in respect of Taxes (as defined in Section 3.13(a) below) and "employee benefit plans" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other pension plans or employee benefit arrangements) or commitments of FMS or any of its affiliates of any kind, character or description, whether absolute, accrued, known, unknown, asserted, unasserted, due or to become due, contingent or otherwise ("Liabilities"), in connection with the Assets or otherwise, other than obligations and liabilities arising after the Closing Date under the Assigned Contracts in respect of the period following such Closing Date.

            (b) Any ad valorem Taxes relating to a period straddling the Closing Date shall be prorated to the Closing Date, and the portion allocable to the period prior to the Closing Date shall be promptly paid or reimbursed by FMS, and the portion allocable to the period after the Closing Date shall be promptly paid or reimbursed by Newco. All other Liabilities of FMS shall remain the sole responsibility of FMS.

          Section 1.4. HOLL Property to be Contributed. Upon the terms and subject to the conditions hereinafter set forth, HOLL shall contribute, assign, transfer, convey and deliver to Newco, and Newco shall acquire and accept from HOLL, free and clear of all Liens, all right, title and interest of HOLL in, to and under all of the Baseline Stock.

                                   ARTICLE II

                                  CONSIDERATION

         Section 2.1.  Amount and Form of Consideration.
                       ---------------------------------

            (a) The aggregate consideration to be delivered on the Closing Date by Newco to FMS for the Assets shall consist of the following:

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                        (i) Three hundred (300) fully paid and nonassessable
            shares of the common stock, $.01 par value per share (the "Newco Common Stock"), of Newco (the "Stock Consideration"); plus

                        (ii) the assumption by Newco of certain of the
            obligations and liabilities of FMS pursuant to Section 1.3 above.

            (b) The aggregate consideration to be delivered on the Closing Date by Newco to HOLL for the Baseline Stock shall consist of the following:

                        (i) Two thousand seven hundred (2700) fully paid and
            nonassessable shares of Newco Common Stock (the "HOLL Stock Consideration").

         Section 2.2. Single Transaction. The transfer of assets by FMS and the Baseline Stock by HOLL in exchange for shares of Newco's capital stock as contemplated by this Agreement, together constitute a single transaction to which the parties intend that Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") apply, and subsequent to the Transaction FMS and HOLL shall own all of the issued and outstanding capital stock of Newco.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF FMS

                  FMS hereby represents and warrants to Newco as follows:

         Section 3.1. Organization. FMS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. All of the outstanding capital stock of FMS is owned beneficially and of record by the shareholders set forth on Schedule 3.1 (the "Shareholders").

         Section 3.2. Authorization of Agreement. FMS has full corporate power and authority to execute and deliver this Agreement, the Promissory Note, the Pledge Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by FMS or the Shareholders in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates are hereafter collectively referred to as the "FMS Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the FMS Documents have been duly and validly authorized and approved by the Board of Directors and Shareholders of FMS and by all other necessary corporate action on behalf of FMS. This Agreement has been, and on or prior to the Closing each of the FMS Documents will be, duly and validly executed and delivered by FMS and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the FMS Documents when so executed and delivered will constitute, the legal, valid and binding obligation of FMS, enforceable against FMS in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 3.3. Consents and Approvals; No Violation. No filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body (as defined in Section 3.14 below) is necessary for FMS' execution, delivery or performance of this Agreement or any of the FMS Documents or the consummation by FMS of the transactions contemplated by this Agreement and the FMS Documents.

            (a) Except as set forth on Schedule 3.3(b) hereto, none of the execution and delivery by FMS of this Agreement and the FMS Documents, the consummation of the transactions contemplated hereby or thereby or compliance by FMS with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of FMS, (ii) violate any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (each, an "Order") or statute, rule or regulation of any Government Body by which FMS or any of its properties or assets is bound, (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or otherwise modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, contract, agreement or other instrument or obligation to which FMS is a party, or by which FMS or any of its properties or assets is or may be bound, or (iv) result in the creation of any Lien upon any of the Assets.

         Section 3.4. Title to Assets. FMS has good and marketable title to all of the Assets, free and clear of all Liens. Upon the contribution, assignment, transfer and conveyance of the Assets to Newco hereunder, there will be vested in Newco good and marketable title to such Assets, free and clear of all Liens other than those placed thereon by Newco.

         Section 3.5. No Undisclosed Liabilities. Except as set forth on
Schedule 3.5 hereto, FMS has no Liabilities of any kind, and, to FMS' knowledge, there is no basis for the assertion of any claim or Liability of any nature against FMS. Except as set forth in Schedule 3.5, FMS has no indebtedness for borrowed money.

         Section 3.6. Results of Operations; Subscriptions. (a) FMS' annual running revenue and annual running operating cash flow, based on actual figures for the month of September 2001 determined in accordance with generally accepted accounting principles (i.e., multiplying September's amounts by twelve), were $90,000 and $0, respectively. The foregoing revenue and operating cash flow amounts for the month of September 2001 do not include any extraordinary or non-recurring sources of revenue or any revenues resulting from contracts that were not negotiated and entered into by FMS on an arm's length basis.

            (b) As of October 31, 2001, FMS had a total of 290 paying subscribers for the services on the FilmTracker.com website and 200 subscribers receiving a free two-week trial subscription to FilmTracker's Info Source. The average monthly subscription fee being paid by paying subscribers as of October 31, 2001 was as follows: 210 subscribers paying an average


                                       5
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monthly subscription fee of $14.35 and 80 subscribers paying an average monthly subscription fee of $50.00.

         Section 3.7. Litigation, etc. There is no judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding (each, a "Legal Proceeding") pending or, to the knowledge of FMS, threatened that questions the validity of this Agreement, the FMS Documents or any action taken or to be taken by FMS in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule
3.7 hereto, (i) no investigation or review by any Government Body with respect to FMS is pending or, to the knowledge of FMS, threatened, nor has any Government Body indicated to FMS an intention to conduct the same, (ii) there is no Legal Proceeding pending or, to the knowledge of FMS, threatened against or affecting FMS or its assets at law or in equity, or before any Government Body (and, to the knowledge of FMS, there is no basis for any such Legal Proceeding not so set forth which, if adversely determined, could adversely affect FMS or Newco) and (iii) there is no outstanding or, to the knowledge of FMS, threatened Order of any Government Body against, affecting or naming FMS or affecting any of the Assets. Except as set forth on Schedule 3.7 hereto, during the three years preceding the date of this Agreement, no Legal Proceeding has been commenced or, to the knowledge of FMS, threatened against or affecting FMS or its business or assets at law or in equity, or before any Government Body. On and after the date hereof until the Closing, FMS will notify Newco of the existence or threat of any investigation, review, Legal Proceeding or Order which would be required to be disclosed on Schedule 3.7.

         Section 3.8. Compliance with Law. FMS has not violated or failed to comply in any material respect with any statute, law, ordinance, regulation, rule or Order of any Government Body.

         Section 3.9. Employment Agreements. Except as set forth on Schedule 3.9 hereto, FMS is not now and has never been a party to any employment, compensation, consulting, severance or indemnification agreement or any other agreement with a present or former employee of FMS that provides for severance payments, stay bonuses or any other payments contingent upon a change in control of FMS or a sale of its business or assets.

         Section 3.10. Certain Agreements.

            (a) Except as set forth on Schedule 1.1(a)(i) hereto or Schedule
3.10 hereto, neither FMS nor any of its properties or assets is a party to or bound by any (i) license agreement, (ii) hosting or co-location agreement, (iii) lease or rental agreement, (iv) contract granting a right of first refusal or for the acquisition, sale or lease of any assets of FMS, (v) mortgage, pledge, conditional sales contract, security agreement or other similar contract with respect to any property of FMS, (vi) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or other similar type of contract, (vii) or any other material contract. FMS has delivered to Newco true, correct and complete copies of the Assigned Contracts and each contract listed on Schedule 3.10 hereto, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.


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


            (b) Each Assigned Contract is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). FMS is not in breach of or in default under any Assigned Contract and, to FMS' knowledge, there has not occurred any event which, after the giving of notice or lapse of time or both, would constitute a default under or result in a breach of an Assigned Contract by any party subject thereto. No previous or current party to any Assigned Contract (i) has given notice of or made a claim with respect to any breach or default under any Assigned Contract or (ii) has given notice of termination or non-renewal of any Assigned Contract. Except as set forth in Schedule 3.10 hereto, each of the Assigned Contracts is freely transferable by FMS to Newco and no third party consents are required for such transfer.

         Section 3.11. Real Property. FMS does not now own and has not ever owned any real property. Except as set forth on Schedule 3.11 hereto, FMS is not now and has never been a party to any lease, sublease, license, sublicense or other agreement or arrangement with respect to any real property, and has not used or occupied, does not use or occupy, and does not have any right to use or occupy, now or in the future, any real property.

         Section 3.12. Intangible Property. Schedule 3.12 hereto sets forth a list of each trademark, trade name, logo, service mark, brand mark, brand name, computer program, domain name, database, patent, industrial design and copyright owned or used by FMS, a list of all registrations thereof and pending applications therefor, inventions, drawings, customer lists, proprietary know-how or information and each contract, license or other agreement relating thereto (including, without limitation, the name "FilmTracker" and all rights relating to the use of such name and any logos or characters developed by or on behalf of FMS for use in connection with FMS' business) (collectively, the "Intangible Property") and indicates, with respect to each item of Intangible Property, the owner thereof and, if applicable, the name of the licensor and licensee thereof. Except as set forth on Schedule 3.12, each of the foregoing assets listed on such Schedule as being owned by FMS is owned by FMS free and clear of any and all Liens and is in good standing and no other person or entity (including any past or present officer, employee or consultant of FMS) has any claim of ownership or right of use with respect thereto. The use, modification, compilation, reproduction, public display or performance, or distribution of the foregoing by FMS does not, and the use, modification, compilation, reproduction, public display or performance, or distribution thereof by Newco immediately after the Closing will not, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, service mark, brand mark, brand name, computer program, domain name, database, patent, industrial design, copyright or any pending application therefor of any other person or entity and there have been no claims made and FMS has not received any notice or otherwise acquired any knowledge that any of the foregoing is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property.

            (a) Except as set forth on Schedule 3.12, FMS is not a party to or bound by any contract, license or other agreements relating to the Intangible Property.

         Section 3.13. Taxes. (a) For purposes of this Agreement:

                  (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments by any governmental authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and all interest, penalties, fines, additions to tax or other amounts imposed by any governmental authority which relate in any way to the assessment of collection of any taxes or the filing of any Tax Return, and shall include any transferee or successor liability in respect of taxes (whether by contract or otherwise) and any liability in respect of any tax as a result of being a member of any Affiliated Group, including any consolidated, combined, unitary or similar group.

                  (ii) "Tax Return" means any return (including any consolidated, combined or unitary return in which FMS is, or was, included or includible), declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (iii) "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code, or any consolidated, combined, unitary or similar group defined under a similar provision of state, local or foreign law.

                  (iv) "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, other business organization, trust, union, association or Government Body.

            (b) Except as set forth on Schedule 3.13(b) hereto, FMS has (w) filed when due or will file when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental authorities, all Tax Returns required to be filed by it or on its behalf, all of which Tax Returns were true or will be true, complete and correct as of the time of filing, (x) paid when due and payable (and, through the Closing Date, will timely pay) all required Taxes (except for Taxes which are being contested in good faith, as set forth on Schedule 3.13(b), and for which adequate reserves have been established in accordance with GAAP, and (y) established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date. There are no Taxes assessed or asserted or claimed in writing to be due by any governmental authority or otherwise in respect of any Tax Returns filed by FMS or on FMS' behalf, and no issues have been raised (and are currently pending) by any governmental authority in connection with any such Tax returns.

            (c) FMS has duly and timely withheld and paid over to the appropriate governmental authorities all Taxes and other amounts required to be so withheld and paid over for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party or other personnel supplied by any third party.

            (d) There is no audit, examination, deficiency, or refund proceeding pending with respect to any Taxes or Tax Returns of FMS, and no governmental authority has given oral or written notice of the assessment or intent to make any assessment or has given written or oral notice of the commencement of any audit, examination or deficiency proceeding with respect to any Taxes or Tax Returns of FMS. FMS has not received written or oral notice of any claim by a governmental authority in a jurisdiction where FMS does not file Tax Returns that FMS is or may be subject to Tax by that jurisdiction or is obliged to act as withholding agent under the laws of that jurisdiction.

            (e) Set forth on Schedule 3.13(e) is a complete list of all federal, state, local, and foreign Tax Returns filed by, or on behalf of, FMS for taxable periods commencing on or after FMS' inception, and all jurisdictions in which FMS is currently subject to tax.

            (f) Except as set forth in Schedule 3.13(f), FMS is not a party to or bound by any Tax sharing, Tax indemnification or similar agreements (or portions of any agreements) with respect to Taxes.

            (g) FMS does not have, nor has FMS ever had, a permanent establishment (within the meaning of any applicable Tax treaty) in any foreign country, nor does it engage or has it ever engaged in a trade or business in any foreign country that has subjected its business to Tax in such foreign country.

            (h) Except as set forth in Schedule 3.13(h), FMS is not a party to any joint venture, partnership or other arrangement that constitutes a partnership for federal income tax purposes.

            (i) Except as set forth in Schedule 3.13(i), the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in, nor do the Liabilities assumed by Newco otherwise provide for, any payment by Newco that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

            (j) Except as set forth in Schedule 3.13(j), none of the Assets are
(i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code; (iii) tax exempt bond financed property within the meaning of
Section 168(g) of the Code; (iv) property used "predominantly outside of the United States" within the meaning of Section 168(g)(4); or (v) "limited use property" (as defined in Rev. Proc. 76-30).

            (k) There are no security interests on any of the assets of FMS that arose in connection with any failure (or alleged failure) to pay any Tax.

            (l) Except as set forth in Schedule 3.13(l), FMS (i) is not and has never been a member of any Affiliated Group and (ii) has no liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 or any similar provision of state, local or foreign law.

            (m) FMS is not a "foreign person" within the meaning of Section 1445 of the Code.

         Section 3.14. Permits. Schedule 3.14 hereto sets forth a list of all approvals, authorizations, consents, franchises, licenses, permits or certificates (collectively, "Permits") granted by any government or governmental or regulatory body thereof or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private) (each, a "Government Body") and applications, if any, for any of the foregoing, held by FMS. FMS is the holder of all Permits necessary or appropriate to enable it to continue to conduct its business as presently conducted, except where failure to hold such Permit would not have a material adverse effect on FMS or the Assets. Each of the Permits is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on FMS or the Assets.

         Section 3.15. Related Parties; Related Party Transactions. Except as set forth on Schedule 3.15 hereto, neither FMS nor any employee of FMS owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of FMS, (B) engaged in a business related to the business of FMS, (C) participating in any transaction to which FMS is a party, or (D) a party to any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement with FMS.

         Section 3.16. Options. Except as set forth on Schedule 3.16 hereto, there are no outstanding securities of FMS convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of FMS and there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating FMS to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

         Section 3.17. Investor Representations. The shares of Common Stock received by FMS pursuant to this Agreement will be acquired for FMS' own account and not with a view to or in connection with the sale or distribution of any part thereof except for distributions to the shareholders of FMS.

         Section 3.18. Exemption from Registration. FMS understands that the shares of Common Stock received by FMS pursuant to this Agreement will not be registered under the Securities Act on the ground that the transfer provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Newco on such exemption is predicated in part on FMS' representations set forth in this Agreement. The certificates representing the shares of Common Stock issued to FMS pursuant to this Agreement will bear an appropriate legend reflecting such exempt issuance without registration.

         Section 3.19. Knowledge and Information. FMS has been furnished with and has had access to such information related to Baseline as FMS considered necessary to make an informed decision and determination with respect to the acquisition of the Stock Consideration.

         Section 3.20. Brokers. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FMS.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF HOLL

                  HOLL represents and warrants to FMS as follows:

         Section 4.1. Organization.
                      -------------

            (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Baseline is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (c) HOLL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 4.2. Authorization of Agreement. Each of HOLL, Baseline and Newco has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by it in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "HOLL Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by each of HOLL, Baseline and Newco of this Agreement and each HOLL Document to which it is a party have been duly authorized by the Board of Directors of each such entity and by all other necessary corporate action on the part of each of HOLL, Baseline and Newco. This Agreement has been, and at or prior to the Closing, each of the HOLL Documents to which such entity is a party will be, duly and validly executed and delivered by each of HOLL, Baseline and Newco and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the HOLL Documents to which such entity is a party when so executed and delivered will constitute, the legal, valid and binding obligation of each of HOLL, Baseline and Newco, enforceable against each of HOLL, Baseline and Newco in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.3. Consents and Approvals; No Violations.
                      -------------------------------------

               (a) Except for filings, notifications, authorizations, consents and approvals as may be required under federal and state securities or blue sky laws, no filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body is necessary for each of HOLL's, Baseline's or Newco's execution, delivery or performance of this Agreement or any of the HOLL Documents to which such entity is a party or the consummation by Newco of the transactions contemplated by this Agreement and the HOLL Documents to which such entity is a party.

               (b) None of the execution and delivery by each of HOLL, Baseline and Newco of this Agreement or the HOLL Documents to which such entity is a party, the consummation of the transactions contemplated hereby or thereby or compliance by each of HOLL, Baseline and Newco with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificates or Articles of Incorporation or By-laws of each of HOLL, Baseline and Newco, (ii) to the best of each of HOLL's, Baseline's and Newco's knowledge, violate any Order or statute, rule or regulation of any Government Body by which each of HOLL, Baseline and Newco or any of their properties or assets are bound, or (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, agreement or other instrument or obligation to which HOLL, Baseline or Newco is a party, or by which HOLL, Baseline or Newco or any of their properties or assets are or may be bound.

         Section 4.4. Litigation. There are no Legal Proceedings pending or, to the knowledge of each of HOLL, Baseline and Newco, threatened that question the validity of this Agreement, the HOLL Documents or any action taken or to be taken by any of HOLL, Baseline or Newco in connection with the consummation of the transactions contemplated hereby or thereby. On and after the date hereof until the Closing, HOLL, 0Baseline and Newco will notify FMS of the existence or threat of any such Legal Proceeding.

         Section 4.5. Capital Stock.
                      -------------

            (a) The authorized capital stock of Newco consists solely of 3,000 shares of common stock, of which, as of the date hereof, no shares of Common Stock were issued and outstanding. All of the outstanding shares of Newco Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the shares of Common Stock referenced above, Newco has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of Newco containing any equity features.

            (b) The authorized capital stock of Baseline consists of 3,000 shares of common stock, of which, as of the date hereof, 100 shares of Common Stock were issued and outstanding. All of the outstanding shares of Baseline Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the shares of Common Stock referenced above, Baseline has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of Baseline containing any equity features.

         Section 4.6. Valid Issuance of Securities. The Stock Consideration being issued to FMS hereunder, when issued, transferred, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions of transfer under this Agreement and applicable state and federal securities laws. The HOLL common stock (the "Conversion Stock") issuable upon conversion of the Stock Consideration and the Purchased Stock has been duly and validly reserved for issuance and, when such Conversion Stock is issued in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws and will be issued in compliance with all federal and state securities laws.

         Section 4.7. Compliance with Law. Baseline has not violated or failed to comply in any material respect with any statute, law, ordinance, regulation, rule or Order of any Government Body.

         Section 4.8. SEC Documents. HOLL has filed all Securities and Exchange Commission Documents (the "SEC Documents") required to be filed by it with the SEC since January 1, 1999 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (or as amended), the financial statements of HOLL included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of HOLL as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and subject, where applicable, to amendments to such financial statements included in the SEC Documents).

         Section 4.9 Financial Statements. Baseline has delivered to FMS condensed, unaudited income statements of Baseline for the three months ended December 31, 1999, the twelve months ended December 31, 2000 and the nine months ended September 30, 2001 and a condensed, unaudited balance sheet of Baseline as of September 30, 2001 (the "Baseline Financial Statements"). The Baseline Financial Statements were prepared in accordance with generally accepted accounting principles (except that they exclude footnotes and are condensed statements), and present fairly in all material respects the financial position of Baseline as of the dates thereof and its results of operations for the periods then ended (subject to normal end of the year adjustments and modifications). Except as set forth in the Baseline Financial Statements, neither Baseline nor Newco has any material liabilities or obligations, absolute or contingent (individually or in the aggregate).

         Section 4.10 Contracts. To HOLL's knowledge, each contract or agreement to which Baseline is a party is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on Baseline, and to HOLL's knowledge, Baseline is not in default thereunder, except those defaults that would not have a material adverse effect on Baseline.

         Section 4.11 Intellectual Property. To HOLL's knowledge, HOLL (including its affiliates other than Baseline) does not separately own or otherwise hold any patents, trademarks, service marks, trade names, copyrights, or other proprietary rights necessary for Baseline's business as now conducted. There are no outstanding options, licenses, or agreements between HOLL and Baseline of any kind relating to the foregoing. Neither the execution nor delivery of this Agreement or the HOLL Documents will, to HOLL's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of the Baseline employees is now obligated.

         Section 4.12 Title to Property and Assets. Except as set forth on
Schedule 4.12, Baseline owns its property and assets free and clear of all mortgages, Liens, loans and encumbrances, except such encumbrances which do not materially impair Baseline's ownership or use of such property or assets. With respect to the property and assets it leases, Baseline is in compliance with such leases in all material respects and, to the best of HOLL's knowledge, holds a valid leasehold interest free of any Liens, claims or encumbrances. HOLL owns the Baseline Stock beneficially and of record free and clear of all mortgages, Liens, loans and other encumbrances.

         Section 4.13 Employees. Other than Eric Illowsky, the employment of each officer and employee of Baseline is terminable at will. Baseline does not have any collective bargaining agreements covering any of its employees. Baseline does not have any deferred compensation, pension, profit sharing, bonus, severance or other similar employee benefit plan or obligation covering any of its employees other than Eric Illowsky or any plan subject to the Employee Retirement Income Security Act of 1974.

         Section 4.14 Employee Benefit Plans. Except as set forth on Schedule 4.14, Baseline does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         Section 4.15 Taxes. Baseline has (i) filed when due or will file when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental authorities, all Tax Returns required to be filed by it or on its behalf, all of which Tax Returns were true or will be true, complete and correct as of the time of filing, (ii) paid when due and payable (and, through the Closing Date, will timely pay) all required Taxes (except for Taxes which are being contested in good faith), and for which adequate reserves have been established in accordance with GAAP, and (iii) established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date. There are no Taxes assessed or asserted or claimed in writing to be due by any governmental authority or otherwise in respect of any Tax Returns filed by Baseline or on Baseline's behalf, and no issues have been raised (and are currently pending) by any governmental authority in connection with any such Tax returns.

         Section 4.16 Permits. Baseline is the holder of all Permits necessary or appropriate to enable it to continue to conduct its business as presently conducted except where failure to hold such Permit would not have a material adverse effect on Baseline. Each of the Permits is in full force and effect except where the failure to be in full force and effect would not have a material adverse effect on Baseline.

         Section 4.17 Related Parties; Related Party Transactions. Neither Baseline nor any employee of Baseline owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Baseline, (B) engaged in a business related to the business of Baseline, (C) participating in any transaction to which Baseline is a party, or (D) a party to any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement with Baseline.

         Section 4.18 Brokers. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of HOLL, Baseline and Newco.


                                   ARTICLE V

                                COVENANTS OF FMS

         Section 5.1. Access to Information. From the date of this Agreement until the Closing Date, FMS shall permit HOLL and its representatives, including, without limitation, its legal counsel and accountants, to conduct an appropriate due diligence examination and investigation with respect to FMS. FMS will reasonably cooperate with HOLL's diligence, and such cooperation will include, without limitation, the following:

                  (i) providing HOLL and its representatives with reasonable access to all data, records and other information that they may request in connection with their evaluation of the transactions contemplated by this Agreement (including, without limitation, lists of contact persons, marketing information, and records of negotiations with existing and prospective customers);

                  (ii) allowing HOLL and its representatives to conduct a complete business, financial and legal review of all aspects of FMS;

                  (iii) affording HOLL and its representatives the opportunity to discuss the affairs, finances, operations and accounts of FMS with FMS' officers, directors, agents and other appropriate personnel; and

                  (iv) facilitating conversations between HOLL and its representatives and representatives of the other parties to the Assigned Contracts.

         Section 5.2. Exclusivity. From the date of this Agreement until the termination of this Agreement in accordance with its terms, FMS shall not, nor shall FMS permit its officers, directors, affiliates, representatives or agents to (including, without limitation, investment bankers, financial advisors, brokers and other advisors) (collectively, the "Representatives"), directly or indirectly do any of the following:

                  (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction (a "Material Transaction") involving any disposition or other change of ownership or control of a substantial portion of FMS' stock or assets or any assumption by FMS of substantial liabilities, including, without limitation, any joint venture or partnership involving any of the foregoing (other than the transaction contemplated in this Agreement);

                  (ii) facilitate, encourage, solicit or initiate or in any way engage in discussions, negotiations or submissions of proposals or offers in respect of a Material Transaction (other than the transaction contemplated in this Agreement);

                  (iii) furnish or cause to be furnished to any Person (other than HOLL or its representatives) any information concerning the business, operations, properties or assets of FMS in connection with a Material Transaction; or

                  (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

FMS shall inform HOLL by telephone, within 24 hours, of FMS' receipt of any proposal or bid (including the terms thereof and the Person making such proposal or bid) in respect of any

Material Transaction other than the transaction described in this Agreement. FMS shall, immediately upon execution of this Agreement, instruct its Representatives to cease all further activities with respect to the sale of FMS or FMS' assets, including, without limitation, the dissemination of information.

         Section 5.3. Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the Termination Date (as defined in Section
13.1 below) FMS (i) shall not, without the prior written consent of Newco, amend or modify (or agree to amend or modify), enter into or cancel any agreement of the type to be included in the Assets, (ii) shall use its best efforts to preserve its present relationships with Persons having business dealings with FMS, (iii) (A) shall maintain the books, accounts and records of FMS in the ordinary course of business consistent with past practices and (B) shall comply in all material respects with all contractual and other obligations applicable to the operations of FMS, (iv) shall not subject any of the properties or assets (whether tangible or intangible) of FMS to any Lien, or incur any indebtedness for borrowed money, (v) shall not acquire any properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of FMS, (vi) shall not cancel or compromise any debt or claim or waive or release any right of FMS, (vii) shall not introduce any change with respect to the operation of FMS and (viii) shall operate only in the ordinary course of business. The foregoing shall not restrict FMS from canceling any agreement not included in the Assets.

         Section 5.4. Public Announcements. FMS agrees that it shall not issue any press release or make any public statement, announcement or filing concerning this Agreement or any aspect of the transactions contemplated hereby, except as may be required by applicable law or with the prior consent of Newco. FMS agrees that it shall not issue any such release or make any such statement, announcement or filing required by applicable law except after prior consultation with an prior written approval of Newco, which approval shall not be unreasonably withheld.

         Section 5.5. No Breach of Representations and Warranties. FMS agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of FMS contained in this Agreement not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         Section 5.6. Updating Information. FMS shall promptly deliver to Newco any information concerning events subsequent to the date of this Agreement that is necessary to supplement the representations and warranties contained herein, including the Schedules hereto, or the information delivered by FMS pursuant to any of the covenants contained herein, in order that such representations and warranties (including such Schedules) or the information so delivered be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Newco of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in Section 7.1.

         Section 5.7. Consents. FMS shall use its diligent, good faith efforts to obtain, at the earliest practicable date, all consents and approvals required to consummate the transactions contemplated by this Agreement.

         Section 5.8. Further Actions. FMS agrees to execute and deliver such instruments and promptly take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                   ARTICLE VI

                      COVENANTS OF HOLL, BASELINE AND NEWCO

         Section 6.1. No Breach of Representations and Warranties. Each of HOLL, Baseline and Newco agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of HOLL contained in this Agreement not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         Section 6.2. Consents and Conditions. Each of HOLL, Baseline and Newco shall use its reasonable efforts to assist FMS in causing each of the conditions precedent to the obligations of FMS to be satisfied.

         Section 6.3. Updating Information. HOLL shall promptly deliver to FMS any information concerning events subsequent to the date of this Agreement that is necessary to supplement the representations and warranties contained herein, or the information delivered by HOLL pursuant to any of the covenants contained herein, in order that such representations and warranties or the information so delivered be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by FMS of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in Section 8.1.

         Section 6.4. Further Actions. Each of HOLL, Baseline and Newco agrees to execute and deliver such instruments and take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                  ARTICLE VII

       CONDITIONS PRECEDENT TO HOLL'S, BASELINE'S AND NEWCO'S OBLIGATIONS

         Section 7.1. Conditions. The obligations of HOLL, Baseline and Newco to consummate the Transaction on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by HOLL, in its sole discretion, in whole or in part, to the extent permitted by applicable law):

                  (i) each of the representations and warranties of FMS contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) FMS shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) since the date of this Agreement, no event or circumstance shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of FMS;

                  (iv) (A) no Legal Proceeding shall have been instituted or threatened or claim or demand made against FMS or Newco seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement, or which might, in the reasonable opinion of Newco, result in a material adverse change in the business, assets, properties, liabilities, financial condition or results of operations of FMS and (B) there shall not be in effect any Order of a Government Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (v) Newco or FMS shall have received all third-party consents and approvals referred to in Schedule 3.10, all necessary governmental and regulatory approvals and all other consents that Newco may reasonably require with respect to its assumption of any contracts, licenses, agreements, understandings and other arrangements and instruments to which FMS is a party;

                  (vi) HOLL shall not have obtained or discovered, in the course of its due diligence review referred to in Section 5.1 above, information concerning FMS or the Assets which, in the sole judgment of HOLL, could materially adversely affect the business, assets, financial condition or results of operations of the FMS or Newco;

                  (vii) Newco shall have received a certificate to the effect set forth in clauses (i), (ii) and (iii) above, dated the Closing Date and signed by a duly authorized officer of FMS;

                  (viii) Newco shall have received a certificate of the Secretary of FMS, dated the Closing Date, setting forth resolutions of the Board of Directors and of the shareholders of FMS authorizing the execution and delivery of the FMS Documents and each other document and instrument required to be executed and delivered by FMS hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                  (ix) Fox Studios shall have executed and delivered to Newco an agreement in a form satisfactory to Newco providing for a payment of at least $250,000 per year to Baseline for the license of Baseline data;

                  (x) FMS shall have paid all amounts due and owing and any amounts accrued, but not yet due and owing, under each of the Assigned Contracts and the Service Agreement between Quest and FMS and shall furnish proof of the same in a form satisfactory to Baseline; and

                  (xi) FMS shall have executed and delivered to Newco (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement and, including, without limitation, the Stock Purchase Agreement, the Promissory Note and the other agreements and documents with respect thereto (B) such other documents and instruments as Newco may reasonably request and which FMS can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                    CONDITIONS PRECEDENT TO FMS' OBLIGATIONS

         Section 8.1. Conditions. The obligation of FMS to consummate the Transaction on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by FMS, at the sole option of FMS, in whole or in part to the extent permitted by applicable law):

                  (i) each of the representations and warranties of each of HOLL, Baseline and Newco contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) Each of HOLL, Baseline and Newco shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) FMS shall have received from each of HOLL, Baseline and Newco a certificate to the effect set forth in clauses (i) and (ii) above, dated the Closing Date and signed by a duly authorized officer of such parties;

                  (iv) FMS shall have received a certificate of the Secretary of each of HOLL, Baseline and Newco, dated the Closing Date, setting forth resolutions of the Board of Directors of each or such parties authorizing the execution and delivery of this Agreement and each document and instrument required to be executed and delivered by such parties hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                  (v) (A) no Legal Proceeding shall have been instituted or threatened or claim or demand made against HOLL or Baseline seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement, or which might, in the reasonable opinion of FMS, result in a material adverse change in the business, assets, properties, liabilities, financial condition or results of operations of Baseline and (B) there shall not be in effect any Order of a Government Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (vi) Each of HOLL, Baseline and Newco shall have executed and delivered to FMS (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement, including, without limitation, the Stock Purchase Agreement, the stock certificate representing the Purchased Stock and the other agreements and documents with respect thereto and (B) such other documents and instruments as FMS may reasonably request and which each of HOLL, Baseline or Newco can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement; and

                  (vii) Baseline shall have executed and delivered to each of Rafi Gordon, Alex Amin, Yash Dhillon and Lauren Boudreau employment agreements in the form of Exhibit F-1 and F-2 hereto.

                                   ARTICLE IX

                                   THE CLOSING

         Section 9.1. Closing Date. Except as hereinafter provided, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Newco, or such other place as mutually agreed upon in writing by the parties, at 10:00 a.m. on the third business day following the date on which each of the conditions specified in Section 7.1 and Section 8.1 (other than those as to which the parties agree will be satisfied at the Closing) of this Agreement has been fulfilled (or waived by the party entitled to waive that condition) or at such other time and place as FMS and Newco may mutually agree in writing. The date on which the Closing of the Transaction occurs is referred to herein as the "Closing Date."

         Section 9.2. Proceedings at the Closing. All proceedings to be taken and all documents to be executed and delivered by FMS in connection with the Closing shall be reasonably satisfactory in form and substance to Newco and its counsel. All proceedings to be taken and all documents to be executed and delivered by each of HOLL, Baseline and Newco in connection with the Closing shall be reasonably satisfactory in form and substance to FMS and its counsel. All proceedings to be taken and all documents to be executed and delivered by both parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken and delivered.

         Section 9.3. Deliveries by FMS to Newco. At the Closing, FMS shall deliver, or shall cause to be delivered, to Newco the following:

                  (i) a Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit D hereto (the "Bill of Sale and Assignment and Assumption Agreement"), duly executed by FMS;

                  (ii) all other assignments and other instruments or documents as shall be reasonably necessary in the judgment of Newco to evidence the contribution, assignment, transfer and conveyance by FMS to Newco of the Assets in accordance with the terms hereof, free and clear of all Liens;

                  (iii) copies of all approvals and consents referred to in clause (v) of Section 7.1 above;

                  (iv) the certificate, signed by a duly authorized officer of FMS, referred to in clause (vii) of Section 7.1 above;

                  (v) the certified resolutions of the Board of Directors and shareholders of FMS referred to in clause (viii) of Section 7.1 above;

                  (vi) a certificate of the Secretary of FMS attesting to the incumbency and signature of each officer of FMS who shall execute this Agreement or any other FMS Document.

         Section 9.4. Deliveries by HOLL and Newco to FMS. At the Closing, HOLL and Newco shall deliver to FMS the following:

                  (i) a Management Services Agreement in the form of Exhibit E hereto (the "Management Agreement"), duly executed by Hollywood Services, Inc. and Baseline;

                  (ii) the certificate, signed by a duly authorized officer of each of HOLL, Baseline and Newco, referred to in clause (iii) of
         Section 8.1 above;

                  (iii) the certified resolutions of the Board of Directors of each of HOLL, Baseline and Newco referred to in clause (iv) of Section
         8.1 above;

                  (iv) a certificate of a duly authorized officer of each of HOLL, Baseline and Newco attesting to the incumbency and signature of each officer of such parties who shall execute this Agreement or any other HOLL Document; and

                  (v) a stock certificate representing the Stock Consideration.

         Section 9.5 Deliveries by HOLL to Newco. At the Closing, HOLL shall deliver to Newco certificates representing the Baseline Stock in genuine and unaltered form, duly endorsed or accompanied by duly executed stock powers.

                  Section 9.6 Deliveries by Newco to HOLL. At the Closing, Newco shall deliver to HOLL a stock certificate representing the HOLL Stock Consideration.

                                   ARTICLE X


                                         SHAREHOLDER AND OTHER AGREEMENTS

         Section 10.1. Conversion Rights.

            (a) At any time during the period (the "Conversion Period") beginning on the first date on which all principal and accrued interest on the Promissory Note have been paid in full and ending on the seventh anniversary of the Closing Date, FMS shall have the right to convert all (but not less than all) of the Stock Consideration and the Purchased Stock into common stock, par value $0.01 per share, of HOLL ("HOLL's Common Stock"). FMS shall exercise this right by delivering written notice to Newco and HOLL at any time during the Conversion Period irrevocably electing to convert the Stock Consideration and the Purchased Stock into HOLL's Common Stock (the "Conversion Stock"). Newco, HOLL and FMS shall take all necessary actions to cause the conversion to be completed within ten (10) business days following the delivery of the notice of conversion.

            (b) At any time beginning on the earlier of (1) the first date on which all principal and accrued interest on the Promissory Note have been paid in full and (2) the fourth anniversary of the Closing Date, HOLL shall have the right to require FMS to convert all (but not less than all) of the Stock Consideration and the Purchased Stock into HOLL's Common Stock. HOLL shall exercise this right by delivering written notice to FMS at any time after the earlier of clause (1) and (2) above irrevocably electing to convert the Stock Consideration and the Purchased Stock into HOLL's Common Stock. Newco, HOLL and FMS shall take all necessary actions to cause the conversion to be completed within ten (10) business days following the delivery of the notice of conversion.

            (c)         For purposes of clauses (a) and (b) above:

                        (1) the full amount of the Stock Consideration and the Purchased Stock shall be valued at an amount equal to (A) the quotient of the number of shares of Newco Common Stock represented by the Stock Consideration and the Purchased Stock divided by the total number of shares of Newco Common Stock then outstanding, multiplied by (B) 6.25 times earnings before interest, taxes, depreciation and amortization (EBITDA) for Baseline for the four full fiscal quarters immediately preceding the delivery of the notice of conversion.

                        (2) each share of HOLL's Common Stock shall be valued at the average closing price of HOLL's Common Stock on the Nasdaq Stock Market for the 15 trading days preceding the delivery of the notice of conversion; provided, that for purposes of clause (a) above only, each share of HOLL's Commo0n Stock shall be valued at no less than $7.50.

                        (3) FMS shall at its own expense satisfy and remove any Liens on the Stock Consideration and the Purchased Stock prior to any conversion hereunder other than any Liens in favor of HOLL or its assigns with respect to the Promissory Note.

                  Section 10.2. Distribution of Operating Profits. HOLL and FMS agree that they shall cause Newco and Baseline on a quarterly basis to distribute to all shareholders of Newco on a pro rata basis all operating profits of Newco in respect of the preceding quarter less a reasonable reserve for working capital in an amount set each quarter by Newco's management. All such distributions shall be paid on or before the 44th day following the last day of each fiscal quarter of Newco. Notwithstanding the foregoing, so long as the Promissory Note is outstanding, FMS agrees that HOLL and Newco shall be entitled to deduct from any distribution of operating profits payable to FMS pursuant to the preceding sentence an amount equal to the greater of (1) the amount of the next payment of principal and interest due on the Promissory Note and (2) fifty percent (50%) of the amount of the operating profits payable to FMS. The amount of any such deduction shall be paid to HOLL on FMS' behalf to be applied to the next payment due on the Promissory Note. HOLL, Baseline and Newco shall cause Newco's financial statements to be prepared on a consolidated basis with HOLL.

                  Section 10.3. Use of Baseline Data. Newco, Baseline and FMS acknowledge and agree that HOLL shall be entitled, for no consideration, to use and exploit any and all of the data, information and other materials compiled or produced by Baseline and its employees at any time for the furtherance of other businesses now or hereafter operated by HOLL and its subsidiaries.

                  Section 10.4. Change of Control Conversion Rights. If HOLL proposes to sell all of the Newco Common Stock that it owns to a third party, or proposes to enter into any transaction involving a Change of Control (as defined below) of HOLL, Baseline or Newco, then HOLL shall have the right to give FMS notice in writing (a "Change of Control Notice") at least 15 days in advance of the proposed closing of the transaction requiring FMS to convert all (but not less than all) of the Stock Consideration and Purchased Stock into HOLL's Common Stock. If HOLL delivers the Change of Control Notice to FMS on or at any time after the earlier of (1) the first date on which all principal and accrued interest on the Promissory Note have been paid in full and (2) the fourth anniversary of the Closing Date, then the conversion of the Stock Consideration and Purchased Stock into HOLL's Common Stock shall be on the terms set forth in Section 10.1(b) and (c). If HOLL delivers the Change of Control Notice to FMS at any time prior to the earlier of (1) the first date on which all principal and accrued interest on the Promissory Note have been paid in full and (2) the fourth anniversary of the Closing Date, then (a) the full amount of the Stock Consideration and Purchased Stock shall be valued at an amount equal to the greater of (i) the value of the Stock Consideration and Purchased Stock determined under
         Section 10.1(c)(1) less the unpaid amount of principal and accrued interest on the Promissory Note and (ii) $3,000,000 less the unpaid amount of principal and accrued interest on the Promissory Note and (b) each share of HOLL's Common Stock shall be valued at the average closing price of HOLL's Common Stock on the Nasdaq Stock Market for the 15 trading days preceding the delivery of the Change of Control Notice. A conversion pursuant to the preceding sentence shall be deemed to be a repayment in full of the principal and accrued interest outstanding on the Promissory Note. FMS shall at its own expense satisfy and remove any Liens on the Stock Consideration prior to any conversion hereunder, other than any Liens in favor of HOLL or its assigns with respect to the Promissory Note. Newco, HOLL and FMS shall take all necessary actions to cause the conversion to be completed within ten (10) business days following the delivery of the notice of conversion. As used herein, "Change of Control" means (1) any proposed reorganization, merger or consolidation of HOLL, Baseline or Newco (as applicable) or any sale or other disposition of all or substantially all of the assets of HOLL, Baseline or Newco (as applicable) or (2) the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act) of more than 50% of either the outstanding shares of common stock of HOLL, Baseline or Newco (as applicable) or of the combined voting power of the then outstanding voting securities of HOLL, Baseline or Newco (as applicable) entitled to vote generally in the election of directors.

                  Section 10.5 Termination Without Cause Conversion Rights. If, prior to the date on which all principal and accrued interest on the Promissory Note have been paid in full, (i) Baseline terminates the employment of both Rafi Gordon and Alex Amin without "cause" or (ii) both Rafi Gordon and Alex Amin terminate their employment with Baseline for "good reason" (both terms as defined in the Employment Agreements between Baseline and each of them dated as of the Closing Date) during the Employment Periods thereunder, then at any time during the six-month period thereafter, FMS shall have the right to convert all (but not less than all) of the Stock Consideration and the Purchased Stock into HOLL's Common Stock. FMS shall exercise this right by delivering written notice (a "Termination Conversion Notice") to HOLL and Newco at any time during this six-month period irrevocably electing to convert the Stock Consideration and the Purchased Stock into HOLL's Common Stock. For the purpose of any such conversion, (a) the full amount of the Stock Consideration and the Purchased Stock shall be valued at an amount equal to the greater of (i) the value of the Stock Consideration and the Purchased Stock determined under Section 10.1(c)(1) less the unpaid amount of principal and accrued interest on the Promissory Note and (ii) $3,000,000 less the unpaid amount of principal and accrued interest on the Promissory Note and (b) each share of HOLL's Common Stock shall be valued at the average closing price of HOLL's Common Stock on the Nasdaq Stock Market for the 15 trading days preceding the delivery of the Termination Conversion Notice. A conversion pursuant to the preceding sentence shall be deemed to be a repayment in full of the principal and accrued interest outstanding on the Promissory Note. FMS shall at its own expense satisfy and remove any Liens on the Stock Consideration and the Purchased Stock prior to any conversion hereunder other than any Liens in favor of HOLL or its assigns with respect to the Promissory Note. Newco, HOLL and FMS shall take all necessary actions to cause the conversion to be completed within ten (10) business days following the delivery of the notice of conversion.

                  Section 10.6. FMS's Right to Nominate a Director of Baseline. From and after the first date on which all principal and accrued interest on the Promissory Note have been paid in full in accordance with the terms of the Promissory Note and until such time as FMS owns less than five percent of the outstanding common stock of Newco, FMS shall have the right to nominate one individual to serve as a director on Baseline's board of directors. At all times when FMS has the right to nominate a director pursuant to the preceding sentence (1) Baseline's board of directors shall consist of three members, two to be nominated by HOLL and one to be nominated by FMS; and (2) HOLL, FMS and Newco shall each vote in favor of such three nominees as members of Baseline's board of directors. If during the period referenced in the first sentence of this Section, any member of Baseline's board of directors that was nominated pursuant to the preceding sentence resigns or otherwise ceases to be a director of Baseline, then the entity who nominated such member shall have the right to nominate a person to fill the vacancy, and Baseline shall use all reasonable efforts to cause such nominee to be elected by the remaining board members.

                  Section 10.7. Termination. The rights and obligations set forth in this Article X shall automatically expire and be of no further force and effect as of the first date on which FMS no longer owns any capital stock of Newco. The rights and obligations of FMS set forth in this Article X are not assignable or transferable by FMS without HOLL's prior written consent.

                                   ARTICLE XI

                        ADDITIONAL POST-CLOSING COVENANTS

         Section 11.1. Further Assurances by FMS.
                       -------------------------

               (a) From time to time after the Closing Date, FMS will, at the request of Newco, execute and deliver such other and further instruments of contribution, assignment, transfer and conveyance and take such other and further actions as Newco may reasonably request in order to make all the benefits of the Assigned Contracts and rights of FMS included in the Assets available to Newco, to vest in Newco and put Newco in possession of the Assets and to transfer to Newco any contracts and rights of FMS relating to the Assets and to assure to Newco the benefits thereof and effectuate fully the purposes of this Agreement.

               (b) With respect to any Assigned Contract which is not assumed by Newco at the Closing because a consent to assignment is required but not obtained prior to the Closing, if FMS or Newco shall thereafter obtain such consent to assignment, then FMS and Newco shall each execute and deliver such instruments of assignment and assumption as may reasonably be required for FMS to assign and Newco to assume such Assigned Contract, subject to all the terms and conditions of this Agreement as if such Assigned Contract had been included in the Assets at the Closing.

         Section 11.2. Preservation of Corporate Records. FMS shall preserve and keep the Corporate Records for a period of seven years from the Closing Date and shall make such Corporate Records and personnel, if any, of FMS available to Newco as Newco may reasonably require (i) in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Newco or (ii) in order to enable Newco to comply with its obligations under the Code, any other applicable statute with respect to taxation, this Agreement and each other agreement, document or instrument contemplated hereby. If FMS wishes to destroy such Corporate Records after such seven year period, then FMS shall first give 90 days prior written notice to Newco and Newco shall have the right at its option and expense, upon prior written notice given to FMS within that 90 day period, to take possession of the Corporate Records within 180 days after the date of such notice.

         Section 11.3. Confidentiality. From and after the Closing Date, none of FMS, or any of its employees shall divulge, furnish or make available to any person any knowledge or information with respect to the Assets, Newco or Baseline (other than in the regular course and in furtherance of the Baseline's business) which is, or which FMS is advised or has reason to believe is, confidential (including, but not limited to, information relating to any marketing, financial or personnel matters in connection with the Assets).

                                  ARTICLE XII

                                 INDEMNIFICATION

Section 12.1.     Indemnification.
                  ---------------

            (a) FMS agrees to indemnify and hold Newco, Baseline and HOLL and their respective employees, officers, directors and affiliates harmless from and against any and all losses, liabilities, obligations, judgments, damages, deficiencies, costs, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") based upon, attributable to or resulting from:

                              (i) (A) any misrepresentation or breach of
               warranty on the part of FMS under this Agreement or any of the FMS Documents or (B) any breach of covenant or other agreement on the part of FMS under this Agreement, or any of the FMS Documents;

                              (ii) any Liabilities of FMS not expressly assumed
               by Newco under the terms of this Agreement, including, without limitation:

                              (A) any liabilities and obligations arising out of
               or based upon the conduct of the business of FMS prior to the Closing Date (other than obligations or liabilities that are expressly assumed by Newco under the terms of this Agreement);

                              (B) any liabilities and obligations arising out of
               any breach of, or default under, any Assigned Contract prior to the Closing Date;

                              (C) any claims for any injury to person or
               property attributable to any services rendered by FMS prior to the Closing Date, regardless of whether such claims are asserted prior to or after the Closing;

                              (D) any claims by any employee or former employee
               of FMS arising out of the employment or termination of employment of the employee or former employee on or prior to the Closing Date or as a result of the transactions contemplated by this Agreement; and

                              (E) any third party claims with respect to
               occurrences or events that occurred on or prior to the Closing Date and relate to FMS, its employees or the Assets;


                        (iii) any liabilities and obligations, based in any way
            on agreements, arrangements or understandings made by or on behalf of FMS, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement;

                        (iv) any costs incurred by Newco or Baseline in
            connection with any claims or disputes arising from the requirements of any applicable bulk sales or bulk transfer or similar laws; and

                        (v) all actions, suits, proceedings, demands,
            assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

            (b) HOLL agrees to indemnify and hold FMS and its employees, officers, directors and affiliates harmless from and against any and all Losses attributable to or resulting from:

                        (i) (A) any misrepresentation or breach of warranty on
            the part of HOLL, Baseline or Newco under this Agreement or any of the HOLL Documents or (B) any breach of covenant or other agreement on the part of HOLL, Baseline or Newco under this Agreement or any of the HOLL Documents;

                        (ii) any liabilities expressly assumed by Newco pursuant
            to Section 1.3 hereof;

(iii)    to the extent Newco is not indemnified with respect thereto under
         Section 12.1(a), any claims that arise from Newco's ownership or operation of the Assets subsequent to the Closing Date;

(iv) any liabilities and obligations, based in any way on agreements, arrangements or understandings made by or on behalf of Newco, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement; and

(v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

         Section 12.2. Procedures for Indemnification. Whenever a claim shall arise for indemnification under Section 12.1 above, with the exception of claims for litigation expenses in respect of a litigation as to which a notice of claim, as provided below in this Section 12.2, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than 10 business days prior to the time any response to the asserted claim is required, if possible, and in any event within 5 business days following receipt of notice thereof. Notwithstanding anything in the preceding sentence to the contrary, the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability for indemnification it may have if and to the extent that the Indemnifying Party shall not have been prejudiced by such omission. In the event of any such claim for indemnification resulting from or in connection with a claim or Legal Proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof; provided, however, that the Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses attributable to such claim or Legal Proceeding; and, provided, further, that FMS shall not be entitled to assume the defense of any claim or Legal Proceeding against Newco or Baseline for Taxes with respect to a period ending after the Closing Date. If an Indemnifying Party assumes the defense of any such claim or Legal Proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement, to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); provided, further, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or Legal Proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party,


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



which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or Legal Proceeding in accordance with the terms hereof, the Indemnified Party may defend (and, in the case of any claim or Legal Proceeding against Newco or Baseline for Taxes with respect to a period ending after the Closing Date, shall defend) against such claim or Legal Proceeding in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 12.2; provided, however, that if the Indemnified Party does not obtain the prior written consent of the Indemnifying Party to any such settlement, and such written consent is not unreasonably withheld by the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification hereunder from such Indemnifying Party with respect to the claim settled. Notwithstanding anything in this Section 12.2 to the contrary, if, in any claim or Legal Proceeding with respect to which the Indemnified Party has given the notice required under this Section 12.2, (i) the Indemnifying Party shall not have promptly employed counsel reasonably satisfactory to the Indemnified Party or (ii) such Indemnified Party shall have reasonably concluded, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then in either event
(x) the Indemnified Party may participate in any such proceeding with the counsel of its choice, the expense for which shall be borne by the Indemnifying Party (but in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one counsel employed by the Indemnified Party with respect to such claim or proceeding) and (y) the Indemnifying Party shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. All payments by the Indemnifying Party pursuant to this
Article XII shall be in cash and in immediately available funds.

                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1. Termination. This Agreement may be terminated (i) by the written agreement of FMS, Newco and HOLL, or (ii) by either FMS, Newco or HOLL by written notice to the others given after the date that is 90 days after the date of this Agreement if the Closing shall not have occurred on or before such date. The date of any such termination is referred to herein as the "Termination Date."

         Section 13.2. Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 13.1 above, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto of any liability for any breach of this Agreement prior to the date of such termination and provided, further, that FMS shall remain bound by Section 5.4 above and the parties shall remain bound by Section 14.5 below.

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

                                  ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1. Survival of Representations and Warranties. FMS, Newco and HOLL hereby agree that the representations and warranties contained in this Agreement, as supplemented or modified by any amendments to the Schedules hereto made on or prior to the Closing Date, shall survive the execution and delivery of this Agreement and shall further survive the Closing hereunder for a period of two years from the Closing Date, regardless of any investigation made by the parties hereto; provided, however, that the representations and warranties contained in Sections 3.13 and 4.16 shall survive for the applicable statute of limitations plus 90 days.

         Section 14.2. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of, all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings among the parties hereto with respect to those matters.

         Section 14.3. Governing Law; Construction. This Agreement and all agreements related thereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly in such state, but without regard to conflicts of law principles of such state. The table of contents, captions and headings in this Agreement are for reference purposes only and shall be given no effect in the construction and interpretation of this Agreement. No provision of this Agreement shall be construed against either party because such party drafted or caused to be drafted such provision. Each provision of this Agreement shall be construed as if such provision were proposed by both Newco and FMS.

         Section 14.4. Transfer Taxes. FMS shall pay when due (i) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (ii) all sales, use and other transfer or similar taxes on the transfer of the Assets contemplated hereby. Newco shall execute and deliver to FMS at the Closing any certificates or other documents as FMS may reasonably request to perfect any exemption from any such transfer, documentary, sales or use tax.

         Section 14.5. Expenses. Each of the parties shall bear its own expenses (including, without limitation, all fees and expenses of financial institutions, accountants, legal counsel, brokers, investment bankers and other advisors), incurred in connection with the negotiation, preparation, execution, review, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement or related hereto, and the consummation of the transactions contemplated hereby and thereby.

         Section 14.6. Notices. Any notice, request, instruction or other communication to be given under this Agreement or otherwise in connection with the Transaction shall be in writing and shall be delivered by hand or prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to a party at the following address (or at such other address as such party may have specified by notice given to the other party pursuant to this provision):

if to FMS at:                               Prior to the Closing Date:
                                            2 Ketch Street, #108
                                            Marina Del Ray, CA  90292
                                            Attn: Rafi Gordon
                                            Telecopier No.: 310-306-2656

                                            After the Closing Date:
                                            Same as Above

if to Newco at:                             Baseline Acquisitions Corp.
                                            2255 Glades Road, Suite 237W
                                            Boca Raton, FL  33431
                                            Attn: Mitchell Rubenstein
                                            Telecopier No.: (561) 998-2974

                                            with a copy to:

                                            Baseline Acquisitions Corp.
                                            2255 Glades Road, Suite 237W
                                            Boca Raton, FL  33431
                                            Attn: General Counsel
                                            Telecopier No.: (561) 998-2974

if to HOLL at:                              Hollywood Media Corp.
                                            2255 Glades Road
                                            Suite 237W
                                            Boca Raton, Florida 33431
                                            Attention:  Mitchell Rubenstein
                                            Telecopier No.:  (561) 998-2974

with a copy to:                             Hollywood Media Corp.
                                            2255 Glades Road
                                            Suite 237W
                                            Boca Raton, Florida 33431
                                            Attention:  General Counsel
                                            Telecopier No.:  (561) 998-2974

         Section 14.7. Severability. If any provision of this Agreement, or the application of such provision to HOLL, Baseline, Newco, FMS, or any Person or circumstance, shall be held invalid, then the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 14.8.     Binding Effect; No Assignment.
                  -----------------------------

            (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. Except as expressly permitted below, no assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

            (b) Prior to the Closing, Newco may assign any and all of its rights and obligations under this Agreement to any third party, if Newco directly and unconditionally guarantees the obligations of such assignee under this Agreement. After the Closing, Newco may assign any or all of its rights and obligations with respect to the Assets without the consent of FMS, provided that Newco shall cause its obligations to FMS under this Agreement in respect of the Transaction to be binding upon any successor to Newco and Newco shall directly and unconditionally guarantee the obligations of such successor.

         Section 14.9. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         Section 14.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                             FOUNTAINHEAD MEDIA SERVICES, INC.



                             By:
                                -----------------------------------------------
                                Name:
                                Title:

                             BASELINE ACQUISITIONS CORP.



                             By:
                                -----------------------------------------------
                                Name:  Mitchell Rubenstein
                                Title:  Chairman and Chief Executive Officer

                             HOLLYWOOD MEDIA CORP.



                             By:
                                -----------------------------------------------
                                Mitchell Rubenstein
                                Chairman of the Board and
                                Chief Executive Officer

                             BASELINE, INC.



                             By:
                                -----------------------------------------------
                                Name:     Mitchell Rubenstein
                                Title:    Co-Chief Executive Officer